UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 9, 2008

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01      REGULATION FD DISCLOSURE.

As a result of the recent volatility in the financial markets subsequent to the October 1st closing of Macerich’s executive trading window, and the inability to quickly liquefy other assets, on October 9 and 10, 2008, a total of 345,173 Macerich shares were involuntarily sold by Mr. Arthur Coppola’s broker to satisfy Mr. Coppola’s collateral requirement under his line of credit with his brokerage firm.  Mr. Coppola now owns approximately 445,119 shares of Macerich common stock (excluding any unvested restricted stock) in addition to 1,471,477 operating partnership units in The Macerich Partnership, L.P.  The operating partnership units are owned free and clear, and are not encumbered by any loans. Mr. Coppola’s remaining 445,119 shares of Macerich common stock secure his current line of credit balance of approximately $13 million and may also be subject to future involuntary sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on October 14, 2008.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

/s/ Thomas E. O’Hern
Senior Executive Vice President,
Chief Financial Officer
and Treasurer